                                                                     Exhibit 4.1

                             AMENDMENT NO. 2 (the "Amendment") dated as of
                      August 23, 1996 to the Credit, Security, Guaranty and Pledge Agreement dated as of December 21, 1995, as amended (the "Agreement"), among SKYTEL CORP., a Delaware corporation ("SkyTel"), MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., a Delaware corporation ("Mtel"), the Subsidiaries of Mtel referred to therein, the lenders referred to therein (the "Lenders"), THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as administrative agent for the Lenders (the "Administrative Agent"), CREDIT LYONNAIS NEW YORK BRANCH, as documentation agent, and J.P. MORGAN SECURITIES INC., as co-syndication agent.


                             INTRODUCTORY STATEMENT
                             ----------------------


     All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Agreement.

     Mtel has entered into a Supplemental Indenture dated as of July 18, 1996 with Texas Commerce Bank National Association, as trustee, in order to amend certain terms and provisions of the Senior Note Indenture. In connection with such Supplemental Indenture, the Borrower has requested that the Agreement be amended to modify certain provisions of the Agreement as hereinafter set forth.

     In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

     SECTION 1.  Amendment to the Agreement.  Subject to the provisions of
                 --------------------------
Section 3 hereof, the Agreement is hereby amended effective as of the Effective Date (such term being used herein as defined in Section 3 hereof) as follows:

     (A) The definition of "Credit Party" appearing in Article 1 of the Agreement is hereby amended by adding the following proviso at the end thereof:

     "; provided, however, that for purposes of this Agreement and the other
        --------  -------
     Fundamental Documents, an Unrestricted Subsidiary shall not be a Credit Party."

     (B) The definition of "Guarantor" appearing in Article 1 of the Agreement is hereby amended by adding the following proviso at the end thereof:

     "; provided, however, that for purposes of this Agreement and the other
        --------  -------
     Fundamental Documents, an Unrestricted Subsidiary, whether or not listed on
     Schedule 3 hereto, shall not be a Guarantor."

     (C) The definition of "Senior Note Indenture" appearing in Article 1 of the Agreement is hereby amended in its entirety to read as follows:

          "'Senior Note Indenture' shall mean the Indenture dated as of December
            ---------------------
     29, 1994 between Mtel and Texas Commerce Bank, National Association, as Trustee (the "Trustee"), as amended by the Supplemental Indenture dated as of July 18, 1996 between Mtel and the Trustee and as such Indenture may be further amended from time to time."

     (D) The definition of "Subsidiary" is hereby amended by adding the following proviso at the end thereof:

     ";provided, however, that for purposes of this Agreement (other than the
       --------  -------
     definition of Unrestricted Subsidiary) and the other Fundamental Documents, an Unrestricted Subsidiary shall not be a Subsidiary of any Credit Party."

     (E) The following definition is hereby added to Article 1 of the Agreement in the correct alphabetical sequence:

          "'Unrestricted Subsidiary' shall mean, from and after the date of
            -----------------------
     designation referred to below, (i) any Foreign Subsidiary of a Credit Party, (ii) Mtel Puerto Rico, Inc., and (iii) any other Subsidiary of a Credit Party which Subsidiary's sole purpose shall be to act as a holding company and/or to provide administrative services for Mtel's or any of its Subsidiaries' operations in a foreign jurisdiction or Puerto Rico and/or to act as a holding company for Mtel's or any of its Subsidiaries' Investments in any Foreign Subsidiaries, provided, that in the case of
                                  --------
     clause (i), clause (ii) or clause (iii) above, the applicable Subsidiary has been designated by the Board of Directors of Mtel as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of Mtel set forth in an officers' certificate and delivered to the Administrative Agent, and provided, further, that at the time of such designation no Default or Event of Default shall have occurred and then be continuing or would result from such designation. Any such designation as an Unrestricted Subsidiary shall be irrevocable. Each Subsidiary, if any, of an Unrestricted Subsidiary shall automatically be deemed to also be an Unrestricted Subsidiary."

     (F) Section 2.2 of the Credit Agreement is hereby amended by adding the following Section thereto:

          "(e) The Borrower hereby agrees it shall not request that any Loan be made if, after giving effect thereto, the sum of the aggregate Loans then outstanding plus the then current L/C Exposure would exceed (i) $123,000,000 from July 18, 1996 to the effective date of Amendment No. 2 to this Agreement, (ii) $160,000,000 at any time from the effective date of Amendment No. 2 to this Agreement through and including September 30, 1996 and (iii) $175,000,000 at any time after October 1, 1996 and until such time that Mtel provides the Lenders with a revised business plan for Mtel and its subsidiaries, which business plan has been approved by the Required Lenders in their discretion."

     (G) The first sentence of Section 2.7(e) of the Agreement is hereby amended by inserting the phrase "or any equity interests of an Unrestricted Subsidiary pursuant to Section 6.4(e)(vi) hereof" immediately after the phrase "pursuant to Section 6.4(e)(i) hereof" appearing therein.

     (H) The first sentence of Section 2.10(d) of the Agreement is hereby amended by inserting the phrase "or any equity interests of an Unrestricted Subsidiary pursuant to Section 6.4(e)(vi) hereof" immediately after the phrase "pursuant to Section 6.4(e)(i) hereof" appearing therein.

     (I) Section 5.1(o) of the Agreement is hereby amended by inserting the words ", any Unrestricted Subsidiary" after the phrase "any Subsidiary of a Credit Party" appearing therein.

     (J) Section 5.21(a) of the Agreement is hereby amended in its entirety to read as follows:

          "(a) (i) On or before July 31, 1996, sell or otherwise dispose of all the equity interests in Mercury Paging Limited owned by Mtel or any of its Affiliates, in a transaction which results in the receipt by the Credit Parties of Net Cash Proceeds of at least $20,000,000 and otherwise complies with the provisions of Section 6.4(e) hereof and (ii) on or before September 30, 1996, sell or otherwise dispose of equity interests in Mtel Latin America, Inc. (or its subsidiaries) in a transaction which results in Net Cash Proceeds of at least $25,000,000 and otherwise complies with the provisions of Section 6.4(e) hereof."

     (K) Section 5.21(b) of the Agreement is hereby amended by deleting the words "the receipt by the Credit Parties of" appearing therein.

     (L) Article 5 of the Agreement is hereby amended by adding the following new Section:

          "SECTION 5.22.  Required Repayment of Intercompany Loans and Advances.
                          -----------------------------------------------------

          Upon the consummation of the sale or other disposition of the equity interests in Mtel Latin America, Inc. as required by Section 5.21(a), all outstanding intercompany loans and advances made to Mtel Latin America, Inc. by any Credit Party after January 1, 1996 shall be repaid in full."

     (M) Section 6.2(f) of the Agreement is hereby amended by adding the phrase "or Section 6.5(g)" immediately after the phrase "Section 6.5(d)" appearing therein.

     (N) Section 6.2(g) of the Agreement is hereby amended by adding the following to the end thereof:

     "provided, that any such Guaranty does not relate in any manner whatsoever
      --------
     to any Unrestricted Subsidiary."

     (O) Section 6.4(e) of the Agreement is hereby amended by adding the following new clause (vi) immediately after clause (v) appearing therein:

          ", or (vi) equity interests in Unrestricted Subsidiaries (including, without limitation, Mtel Latin America, Inc. or Mtel Asia, at any time after such entity has been designated as an Unrestricted Subsidiary) provided that the proceeds of any such sale or disposition received by a
     --------
     Credit Party or a Subsidiary of a Credit Party are used for capital expenditures, working capital and other general corporate purposes of Mtel's Subsidiaries in the United States within 265 days after receipt thereof or are applied as a mandatory prepayment of outstanding Loans (and the Total Commitment shall be permanently reduced by an amount equal to such mandatory prepayment);"

     (P) Section 6.4 of the Agreement is hereby amended by adding the following new text at the end thereof:

          "It is hereby agreed that this Section 6.4 shall not prohibit the issuance of any new equity securities by any Unrestricted Subsidiary."

     (Q) Section 6.5(c) of the Agreement is hereby amended by inserting the words "Unrestricted Subsidiaries," immediately preceding the words "Joint Venture Subsidiaries" appearing in the parenthetical phrase in such Section.

     (R) Clause (iii) of Section 6.5(d) is hereby amended by inserting the words "and clause (g) of this Section 6.5" immediately preceding the parenthetical phrase appearing therein.

     (S) Section 6.5(e) of the Agreement is hereby amended by adding the following proviso at the end thereof:

     "provided, that any such Investment is not in or to an Unrestricted
      --------
     Subsidiary; and"

     (T) Section 6.5 of the Agreement is hereby amended by adding the following new clause (g) thereto:

          "(g) Investments of a Credit Party in an Unrestricted Subsidiary which Investments were made in compliance with the terms of this Agreement at a time after December 21, 1995 but prior to the designation of the applicable entity as an Unrestricted Subsidiary by the Board of Directors of Mtel provided, that the aggregate amount of all Investments permitted pursuant to this clause (g) or clause (d) of this Section 6.5 (net of cash proceeds from the disposition of such

     Investments and reductions of the amount of such Investments resulting from the repayment of loans or advances and termination of Guaranties) shall not exceed $25,000,000 in the aggregate on a consolidated basis; and provided,
                                                                      --------
     further, that this subsection (g) shall in no way be construed as
     -------
     permitting any Investment by a Credit Party or any Subsidiary of a Credit Party in any Unrestricted Subsidiary after it is so designated by the Board of Directors of Mtel."

     (U) Section 6.6(i) of the Agreement is hereby amended by inserting the words ", an Unrestricted Subsidiary" immediately after the words "Foreign Subsidiary" appearing therein.

     (V) Section 6.25 of the Agreement is hereby amended by inserting the words "or an Unrestricted Subsidiary" immediately after the words "Foreign Subsidiary" appearing therein.

     (W) Section 6.30 of the Agreement is hereby amended by adding the following new paragraph (c) thereto:

          "(c) Permit any Unrestricted Subsidiary to conduct any operations within the United States of America (excluding Puerto Rico), other than administrative services for Mtel's or any of its Subsidiaries' or Unrestricted Subsidiaries' or any Investment's, Joint Venture's or Joint Venture Subsidiary's operations in a foreign jurisdiction or Puerto Rico."

     (X) Paragraph (c) of Article 7 of the Agreement is hereby amended by inserting the phrase ", Section 5.22" immediately after the phrase "Section 5.21" appearing therein.

     SECTION 2.  Confirmation and Authorization by the Lenders.  Each of the
                 ---------------------------------------------
Lenders hereby (i) confirms that upon the consummation of the sale or other disposition of the equity interests in Mtel Latin America, Inc. as required by
Section 5.21(a) or Mtel Asia as required by Section 5.21(b) or upon an entity becoming an Unrestricted Subsidiary, Mtel Latin America, Inc., Mtel Asia or such Unrestricted Subsidiary (as applicable) shall automatically be released from all of its obligations under and pursuant to the Agreement and the other Fundamental Documents and its assets shall be automatically released from the lien pursuant to the Fundamental Documents and (ii) authorizes the Agents to execute any and all documents or other instruments as may be necessary or appropriate to evidence such release.

     SECTION 3.  Conditions to Effectiveness.  The effectiveness of this
                 ---------------------------
Amendment is subject to the satisfaction in full of the following conditions precedent (the first date on which all such conditions have been satisfied being herein referred to as the "Effective Date"):

     (A) the Administrative Agent shall have received executed counterparts of this Amendment, which, when taken together, bear the signatures of the Credit Parties and those Lenders required by Section 13.9 of the Agreement;

     (B) The Administrative Agent shall have received a fee on behalf of each Lender (including the Administrative Agent) who returns an executed counterpart of this Amendment to the Administrative Agent by 3:00 p.m. New York City time on August 23, 1996, which fee shall be in an amount equal to 1/4 of 1% of such Lender's Commitment under the Agreement; and

     (C) all legal matters in connection with this Amendment shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Agents.

     SECTION 4.  Representations and Warranties.  The Credit Parties hereby
                 ------------------------------
represent and warrant to the Lenders that:

     (A) On the Effective Date, the aggregate amount of outstanding intercompany loans and advances made after January 1, 1996 to Mtel Latin America, Inc. by Credit Parties which will not be Unrestricted Subsidiaries is approximately $8,000,000;

     (B) the representations and warranties contained in the Agreement and in the other Fundamental Documents are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date); and

     (C) the Credit Parties are in compliance with all the terms and provisions set forth in the Agreement and the other Fundamental Documents and no Default or Event of Default has occurred or is continuing under the Agreement.

     SECTION 5.  Full Force and Effect.
                 ---------------------

     Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Agreement or a waiver of any Default or Event of Default under the Agreement, in either case whether or not known to the

Agents. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Agreement, the terms "Credit Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment. References to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Agreement, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

     SECTION 6.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                 --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

     SECTION 7.  Counterparts.  This Amendment may be executed in two or more
                 ------------
counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     SECTION 8.  Expenses.  The Borrower agrees to pay all reasonable out-of-
                 --------
pocket expenses incurred by the Agents in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of counsel for the Agents.

     SECTION 9.  Headings.  The headings of this Amendment are for the purposes
                 --------
of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first written above.

                                       BORROWER:

                                       SKYTEL CORP.


                                       By /s/ John E. Welsh
                                         ---------------------------------------
                                         Name:  John E. Welsh, III
                                         Title: Vice Chairman & Acting Chief
                                                              Financial Officer

                                       GUARANTORS:

                                       MOBILE TELECOMMUNICATION
                                         TECHNOLOGIES CORP.
                                       MTEL PAGING, INC.
                                       MTEL INTERNATIONAL, INC.
                                       MTEL LATIN AMERICA, INC.
                                       MTEL PUERTO RICO, INC.
                                       UNITED STATES PAGING CORPORATION
                                       DESTINEER CORPORATION
                                       MOBILECOMM EUROPE INC.
                                       MTEL SPACE TECHNOLOGIES CORPORATION
                                       MTEL TECHNOLOGIES, INC.
                                       MTEL MAINE, INC.
                                       COM/NAV REALTY CORP.
                                       INTELLIGENT INVESTMENT PARTNERS, INC.


                                       By /s/ John E. Welsh
                                         ---------------------------------------
                                         Name:  John E. Welsh, III
                                         Title: Vice Chairman & Acting Chief
                                                            Financial Officer


                                       LENDERS:

                                       THE CHASE MANHATTAN BANK,
                                         individually and as
Executed by The Chase                    Administrative Agent
  Manhattan Bank
in New York, New York
                                       By /s/ Ann B. Kerns
                                          --------------------------------------
                                          Name:  Ann B. Kerns
                                          Title: Vice President


                                       CREDIT LYONNAIS NEW YORK BRANCH,
                                          as Documentation Agent


                                       By /s/ Mark A. Campellone
                                         ---------------------------------------
                                         Name:  Mark A. Campellone
                                         Title: Vice President

                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                       By /s/ Mark A. Campellone
                                         ---------------------------------------
                                         Name:  Mark A. Campellone
                                         Title: Authorized Signature


                                       J.P. MORGAN SECURITIES INC.,
                                         as Co-Syndication Agent


                                       By /s/ Michael Y. Leder
                                         ---------------------------------------
                                         Name:  Michael Y. Leder
                                         Title: VP


                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK


                                       By /s/ Robert Osieski
                                         ---------------------------------------
                                         Name: Robert Osieski
                                         Title: VP


                                       ABN AMRO BANK N.V.


                                       By /s/ Steven Gutman
                                         ---------------------------------------
                                         Name:  Steven Gutman
                                         Title: Authorized Signer


                                       By /s/ William J. Fitzgerald
                                         ---------------------------------------
                                         Name: William J.Fitzgerald
                                         Title: Authorized Signer


                                       THE FIRST NATIONAL BANK OF BOSTON


                                       By /s/ Shepard D. Rainie
                                         ---------------------------------------
                                         Name: Shepard D. Rainie
                                         Title: Director

                                       THE BOATMEN'S NATIONAL BANK OF
                                         ST. LOUIS


                                       By /s/ Craig A. Korte
                                         ---------------------------------------
                                         Name:  Craig A. Korte
                                         Title: Corporate Banking Officer


                                       CIBC INC.


                                       By /s/ Marisa J. Harney
                                         ---------------------------------------
                                         Name:  Marisa J. Harney
                                         Title: Director, CIBC Wood Gundy
                                                Securiites Corp., As Agent


                                       VAN KAMPEN AMERICAN CAPITAL
                                         PRIME RATE INCOME TRUST


                                       By /s/ Jeffrey W. Maillet
                                         ---------------------------------------
                                         Name:  Jeffrey W. Maillet
                                         Title: Senior Vice President & Director